EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


The General Partner
Anita Associates:



We consent to incorporation by reference in the Joint Registration Statement on Form S-8 and related prospectus for the Meditrust Corporation 1995 Share Award Plan (formerly known as the Santa Anita Realty Enterprises, Inc. 1995 Share Award Plan), as amended, and the Meditrust Operating Company 1995 Share Award Plan (formerly known as the Santa Anita Operating Company 1995 Share Award Plan, as amended, filed by Meditrust Corporation and Meditrust Operating Company, of our report dated February 7, 1997, relating to the balance sheets of Anita Associates as of December 31, 1996 and 1995, and the related statements of income, partners' deficit and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Joint Annual Report on Form 10-K, as amended by amendments on Form 10-K/A, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.


                                      KPMG Peat Marwick LLP


San Diego, California
November 6, 1997